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                                                                     Exhibit 4.5


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NOTICE OF GRANT OF STOCK OPTIONS                  SUPERCONDUCTOR TECHNOLOGIES
AND OPTION AGREEMENT                              ID: 77-0153076
                                                  460 Ward Dr., Suite F
                                                  Santa Barbara, CA 93111-2310

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(NAME)                                            OPTION NUMBER:
(STREET ADDRESS)                                  PLAN:            92D
(CITY, STATE, ZIP                                 ID:

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Effective __________, you have been granted a(n) (Incentive/Nonstatutory) Stock
Option to buy ________ shares of Superconductor Technologies (the Company) stock at $________ per share.

The total option price of the shares granted is $________.

Shares in each period will become fully vested on the date shown.


     Shares              Vest Type          Full Vest         Expiration
     ------              ---------          ---------         ----------
    (Number)            (Schedule)            (Date)             (Date)










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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Superconductor Technologies                            Date


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(Optionee Name)                                        Date

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                                CONSENT OF SPOUSE

        The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                        ----------------------------------------
                                        Spouse of Optionee


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                        SUPERCONDUCTOR TECHNOLOGIES INC.

                         1992 DIRECTOR STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


        Superconductor Technologies Inc., a Delaware corporation (the "Company"), has granted to the Optionee named in the attached Notice of Grant attached as part of this Agreement (the "Optionee"), an option (the "Option") to purchase a total number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), and in all respects subject to the terms, definitions and provisions of the 1992 Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

        1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

        2. Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

        3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

               (i)    Right to Exercise.

                      (a) This Option shall become exercisable in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                      (b) This Option may not be exercised for a fraction of a share.

                      (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Sections 6, 7 and 8 of this Agreement.

               (ii) Method of Exercise. This Option shall be exercisable by written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

        4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (i)    cash;

               (ii)   check; or

               (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.


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        5.     Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6. Termination of Continuous Status as a Director. In the event Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or permanent and total disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, and to the extent that Optionee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        7. Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may exercise his or her Option, but only within twelve (12) months from the date of termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of its ten
(10) year term). To the extent that Optionee was not entitled to exercise this Option at the date of termination, and to the extent Optionee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        8. Death of Optionee. In the event of the Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the date of expiration of its ten (10) year term). To the extent that Optionee was not entitled to exercise this Option at the date of death, and to the extent Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        9. Non-Transferability of Option. Unless determined otherwise by the Administrator, an Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10.    Term of Option. This Option may not be exercised more than ten
(10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

        11. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. (Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the measurement and timing of such income may be deferred, and the Optionee is advised to contact a tax advisor concerning the desirability of filing an 83(b) election in connection with the exercise of the Option.) Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.



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                                    EXHIBIT A

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                            1992 DIRECTOR OPTION PLAN

                                 EXERCISE NOTICE


        1. Exercise of Option. Effective as of today, ___________, 199__, the undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Superconductor Technologies Inc. (the "Company") under and pursuant to the Company's 1992 Director Option Plan (the "Plan") and the Stock Option Agreement dated _________ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                           Accepted by:

PURCHASER:                              SUPERCONDUCTOR TECHNOLOGIES INC.


___________________________             By: __________________________
Signature

___________________________             Its: _________________________
Print Name


Address:                                Address:

___________________________             460 Ward Drive, Suite F
                                        Santa Barbara, CA  93111-2310
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